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                                                                                     Exhibit c

                                NEW ENGLAND ENERGY INCORPORATED
                           PRODUCTION AND NET REVENUE - OLD PROGRAM
                           FOR THE QUARTER ENDED SEPTEMBER 30, 1995

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                                      Production                        Revenue
                               ----------------------------------------------------------------
                                 Oil and
Prospect                       Condensate        Gas        Oil and
  No.      Prospect Name          Bbls.          MCF      Condensate      Gas        Total
--------   -------------       ----------       -----     ----------     -----      -------
62583     Brazo 50-54/37&8/65-7 4,700.88   1,395,115.92   83,549.28 2,211,995.742,295,545.02
62479     Main Pass 90/93+4/102+5 301.28     649,335.96    4,279.44 1,068,285.671,072,565.11
62367     Hl 21/22/22L/34/50/51   879.82     272,913.00   15,192.00   452,281.15  467,473.15
62365     Matagora Is B 586/87     74.17     251,995.02    1,311.95   349,472.71  350,784.66
62289     Main Pass 107/108     2,797.28     243,991.98   48,134.44   286,097.91  334,232.35
62366     Brazos 400.12.13.435    426.23     165,370.98    4,928.31   245,565.55  250,493.86
53330     Derrick Draw/PDR RIV 13,836.38       2,242.98  225,289.91     1,160.59  226,450.50
62554     Eugene Island 28      3,799.17     104,611.98   66,666.39   150,923.36  217,589.75
61898     Eugene Island B 24&27 4,223.92      82,506.06   72,919.46   136,667.84  209,587.30
62288     West Cameron Blk 290    317.53     128,137.98    5,135.87   201,553.31  206,689.18
62493     Eugene Island Blk 20810,290.28       4,348.02  174,777.34     7,424.51  182,201.85
62331     West Delta 27/28/48   9,562.82       3,378.00  156,358.59     3,197.18  159,555.77
42017     Kildare Smackover T   8,792.28       8,407.92  145,293.26    11,718.15  157,011.41
62284     Vermilion Blk 167     6,184.18       8,248.98  108,344.30    14,761.40  123,105.70
62582     Brazos 476/491/449      152.76      75,547.02    2,685.13   110,328.65  113,013.78
62436     Eugene Island 247/8/9     1.06      35,656.02       17.57    60,113.51   60,131.08
62468     Vermilion 114/109       254.35      41,805.00    3,304.27    40,905.36   44,209.63
62282     West Cameron B131/132   101.46      21,033.00    1,773.65    34,160.28   35,933.93
          Other                10,811.59     273,736.80  176,790.29   342,488.92  519,279.21
                               ---------  ------------ ------------------------ ------------
               Totals          92,736.51   3,875,414.581,556,805.62 5,892,028.247,448,833.86
                               =========  ============ ======================== ============

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